Exhibit 99.1

Orchard Supply Hardware Stores Corporation Reports Fourth Quarter and

Full Year Fiscal 2012 Financial Results

San Jose, CA – Business Wire – May 3, 2013 – Orchard Supply Hardware Stores Corporation (Nasdaq:OSH), which operates neighborhood hardware and garden stores focused on paint, repair and the backyard, today reported financial results for the fourth quarter and full year fiscal 2012 ended February 2, 2013.

Fourth Quarter and Fiscal Year 2012 Financial Results

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Net sales for the 14-week fourth quarter were $153.0 million compared to $141.6 million for the 13-week fourth quarter in fiscal 2011. Comparable store sales(1) on a 13-week basis increased 1.6%. Net sales for the 53-week year in fiscal 2012 were $657.3 million compared to $660.5 million for the 52-week year in fiscal 2011. The 53rd week in fiscal 2012 contributed approximately $9.4 million to net sales. Comparable store sales(1) on a 52-week basis were essentially flat, decreasing 0.2%. These results were in line with expectations previously announced on February 15, 2013.

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Net loss in the fourth quarter of fiscal 2012 was $33.6 million compared to net loss of $7.3 million in the fourth quarter of fiscal 2011. Net loss for the 2012 quarterly period includes $39.3 million of non-cash charges comprised of $35.8 million for impairment of trade names, $2.5 million for impairment of store assets and $1.0 million non-cash loss recorded for accounting purposes in relation to sale leaseback transactions from the fourth quarter of fiscal 2011. Net loss in fiscal 2012 was $118.4 million compared to net loss of $14.5 million in fiscal 2011. Net loss in fiscal 2012 includes $111.5 million of non-cash charges comprised of $96.1 million for impairment of trade names, $15.0 million for impairment of store assets and a net $0.4 million non-cash loss on sale of real property.

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Non-GAAP Adjusted EBITDA in the fourth quarter was breakeven compared to $4.9 million in the fourth quarter of fiscal 2011. Non-GAAP Adjusted EBITDA in fiscal 2012 was $24.1 million compared to $45.0 million in the prior year. Results for fiscal 2012 include $5.0 million of incremental costs associated with the effect of having transitioned to a publicly traded company independent from Sears Holding Corporation and approximately $2.8 million of rent associated with sale-leaseback properties owned by the Company in fiscal 2011 and for which the Company did not pay rent (see “Non-GAAP Financial Measures” below for a discussion of this non-GAAP measure and reconciliation to its most directly comparable GAAP financial measure and further information on its uses and limitations).

“The past year was one of significant progress in our ongoing efforts to reposition the Orchard brand and execute our strategic priorities,” said Mark Baker, President and Chief Executive Officer. “We are continuing to work productively with our lenders to reach an agreement that will address our capital structure and allow us to build a stronger platform from which we can deliver improved results. We continue to expect comparable store sales growth of 9% to 11% in the first quarter, reflecting our team’s focused efforts during the important spring selling season. Looking at the balance of the year, we hope to carry this momentum into the second quarter and deliver solid operating results for fiscal 2013.”

Fiscal 2013 Store Opening and Remodel Plans

To date in fiscal 2013, Orchard has opened new stores in Portland and Tigard, Oregon and one in Yorba Linda, California, and completed remodels on three locations, which bring Orchard’s total number of neighborhood format stores to 16. Including these store openings, Orchard continues to expect to open at least four new stores and to remodel at least six existing locations, reaching a total of approximately 20 stores or more than 20% of the portfolio in the new format, by fiscal year-end.

Footnote

(1)

Comparable store sales are calculated using sales of stores open at least twelve months and exclude E-commerce. Additionally, and because of an agreement the Company entered into with Sears Holdings Corporation on October 26, 2011 whereby the Company now sells appliances on a consignment basis and receives commission income for sales of such appliances and related protection agreements, fiscal 2011 comparable store sales also exclude approximately $13.2 million of net sales of Sears branded appliances in fiscal 2011 and fiscal 2012 comparable store sales exclude approximately $1.7 million of commission income in fiscal 2012.

About Orchard

Orchard Supply Hardware Stores Corporation operates neighborhood hardware and garden stores focused on paint, repair and the backyard. The Company was founded as a purchasing cooperative in San Jose in 1931. Today the stores average approximately 36,000 square feet of interior selling space and 8,000 square feet of exterior nursery and garden space. As of February 2, 2013, the Company had 89 stores in California. For more information, visit http://osh.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “guidance”, “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “intend”, “target”, “projects”, “estimates”, “plans”, “forecast”, “is likely to”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this press release, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. These risks and uncertainties and the risks and uncertainties relating to the Company’s ability to modify its capital structure include, but are not limited to, consumer demand for the Company’s products and services; competition and other factors; continued support from the Company’s lenders, vendors, and landlords; the loss of key executives and employees; the risks to the Company and its stakeholders associated with the Company’s inability to successfully refinance or modify its Term Loan and/or raise new long term debt and/or equity; and the risks that raising additional capital, refinancing or amending the Company’s Term Loan or any other transaction needed to deleverage or address the Company’s capital structure could be significantly dilutive to its stockholders or even lead to a complete loss of their investment. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	14 Weeks	13 Weeks	53 Weeks	52 Weeks
NET SALES	$153,093	$141,579	$657,313	$660,472

COST OF SALES AND EXPENSES:
Cost of sales (excluding depreciation and amortization)	108,187	94,620	450,861	441,031
Gross Margin	44,906	46,959	206,452	219,441
Selling and administrative	46,546	42,566	187,666	173,658
Depreciation and amortization	8,474	7,000	32,490	29,390
Trade name and property and equipment impairment	38,300	3,526	111,073	3,526
Loss on sale of real property	998	470	368	14,780

Total cost of sales and expenses	202,505	148,182	782,458	662,385

OPERATING LOSS	(49,412)	(6,603)	(125,145)	(1,913)
INTEREST EXPENSE, NET	6,450	6,568	24,718	23,362

LOSS BEFORE INCOME TAXES	(55,862)	(13,171)	(149,863)	(25,275)
INCOME TAX BENEFIT	(22,292)	(5,928)	(31,487)	(10,825)

NET LOSS	$(33,570)	$(7,243)	$(118,376)	$(14,450)

LOSS PER COMMON SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic and diluted loss per share	$(5.59)	$(1.21)	$(19.64)	$(2.40)
Basic and diluted weighted average common shares outstanding	6,033	6,009	6,025	6,010

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Fiscal Year
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,532	$8,148
Restricted cash	—	556
Merchandise inventories	171,385	157,671
Income taxes receivable	3,115	—
Deferred income taxes	1,657	14,129
Prepaid expenses and other current assets	17,370	13,228

Total current assets	200,059	193,732
PROPERTY AND EQUIPMENT, NET	168,343	210,362
INTANGIBLE ASSETS, NET	29,750	133,916
DEFERRED FINANCING COSTS AND OTHER LONG-TERM ASSETS	9,261	8,493

TOTAL	$407,413	$546,503

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Merchandise payables	$47,813	$54,410
Accrued expenses and other liabilities	39,661	44,508
Current portion of long-term debt and capital lease obligations	214,494	8,269
Deposits from sale leaseback of real property	—	21,471

Total current liabilities	301,968	128,658
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	46,948	254,152
LONG-TERM DEPOSITS FROM SALE LEASEBACK OF REAL PROPERTIES	39,780
OTHER LONG-TERM LIABILITIES	42,237	29,286
DEFERRED INCOME TAXES	7,090	48,108

Total liabilities	438,023	460,204

Total stockholders’ equity (deficit)	(30,610)	86,299

TOTAL	$407,413	$546,503

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA:

Non-GAAP Financial Measures

In addition to our net income (loss) determined in accordance with GAAP, for purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements. While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization costs;

•	Management considers gain/loss on the sale of assets to result from investing decisions. Asset impairments and equity compensation expenses are excluded as they are non-cash charges; and

•	Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period.

	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net (loss) income	$(33,570)	$(7,243)	$(118,376)	$(14,450)
Interest expense, net	6,450	6,568	24,718	23,362
Income tax benefit	(22,292)	(5,928)	(31,487)	(10,825)
Depreciation and amortization	8,474	7,000	32,490	29,390
Impairment of assets and net loss on sale of real property (1)	39,212	3,578	112,195	18,093
Stock-based compensation	454	59	1,467	328
Other significant items (2)	1,290	816	3,121	(884)

Adjusted EBITDA	$18	$4,850	$24,128	$45,014

(1)	The Company recorded non-cash trade mark impairment charges of $35.8 million and $96.1 million in the 14 weeks and 53 weeks ended February 2, 2013, respectively, and store assets write-down charges of $2.5 million and $15.0 million, respectively. During the 13 weeks and 52 weeks ended January 28, 2012, the Company recorded store assets write-down charges of $3.5 million. During the 52 weeks ended January 28, 2012, the Company recorded a non-cash loss of $14.8 million in connection with sale leaseback transactions.
(2)	Other significant items include $1.3 million and $3.1 million of legal, financial advisory and severance costs for the 14 weeks and 53 weeks ended February 2, 2013. The 13 weeks ended January 28, 2012 includes $0.8 million of severance costs. The 52 weeks ended January 28, 2012 includes $1.3 million of severance costs net of $2.1 million reversal of legal accruals.

Investor Relations Contact:

Christine Greany

The Blueshirt Group

858-523-1732

christine@blueshirtgroup.com